UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2026

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

11750 Sorrento Valley Road, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.     Regulation FD Disclosure.

On July 1, 2026, iBio, Inc. (the “Company”) issued a press release announcing new preclinical data from its obese non-human primate (“NHP”) study evaluating IBIO-610, potentially a first-in-class Activin E antibody candidate.

Following a single dose of IBIO-610, active Activin E levels in the blood were reduced in all treated NHPs and remained suppressed through eight weeks. At both weeks 4 and 8, active Activin E levels were reduced to levels below the limits of the assay. Overall, active Activin E was reduced by 98% at week 4 and 97% at week 8 compared with baseline. These findings support IBIO-610's potential for best-in-class pathway inhibition and further support the potential for an infrequently dosed, long-acting antibody approach.

The data also demonstrated IBIO-610's potential to promote fat-selective weight loss while preserving lean mass. In obese NHPs, when combined with semaglutide, IBIO-610 drove greater visceral and total fat loss while reducing lean mass loss by 73% versus semaglutide alone, further supporting its potential as both a stand-alone therapy and a complementary approach to GLP-1-based treatments.

The full data will be highlighted in a presentation at the 62nd Annual Meeting of the European Association for the Study of Diabetes, taking place September 28 – October 2 in Milan.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 8.01. Other Events.

On July 1, 2026, the Company issued a press release announcing new preclinical data from its obese NHP study evaluating IBIO-610, potentially a first-in-class Activin E antibody candidate.

Following a single dose of IBIO-610, active Activin E levels in the blood were reduced in all treated NHPs and remained suppressed through eight weeks. At both weeks 4 and 8, active Activin E levels were reduced to levels below the limits of the assay. Overall, active Activin E was reduced by 98% at week 4 and 97% at week 8 compared with baseline. These findings support IBIO-610's potential for best-in-class pathway inhibition and further support the potential for an infrequently dosed, long-acting antibody approach.

The data also demonstrated IBIO-610's potential to promote fat-selective weight loss while preserving lean mass. In obese NHPs, when combined with semaglutide, IBIO-610 drove greater visceral and total fat loss while reducing lean mass loss by 73% versus semaglutide alone, further supporting its potential as both a stand-alone therapy and a complementary approach to GLP-1-based treatments.

The full data will be highlighted in a presentation at the 62nd Annual Meeting of the European Association for the Study of Diabetes, taking place September 28 – October 2 in Milan, Italy.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release issued by iBio, Inc. July 1, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.

Date: July 1, 2026	By:	/s/ Marc Banjak
		Name:	Marc Banjak
		Title:	Chief Legal Officer